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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 Kelly Services
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             [KELLY SERVICES LOGO]

                                                                  March 26, 2003

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, Tuesday, April 29, 2003, in the Auditorium located on the First Floor of the Kelly Services Headquarters Building, 999 West Big Beaver Road, Troy, Michigan.

     Matters scheduled for consideration at this Meeting are the election of three Directors, ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for 2003, and approval of standards for performance-based, annual incentive award criteria for certain executive officers under the Company's Short-Term Incentive Plan.

     The Meeting will also provide an opportunity to review with you the business of the Company during 2002 and give you an opportunity to meet your directors and officers.

     Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

     We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          TERENCE E. ADDERLEY
                                          Chairman and Chief
                                          Executive Officer

                             [KELLY SERVICES LOGO]

                              KELLY SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Kelly Services, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on April 29, 2003 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three Directors as set forth in the accompanying Proxy
        Statement.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

     3. To approve standards for performance-based, annual incentive award criteria for certain executive officers under the Company's Short-Term Incentive Plan.

     4. To transact any other business as may properly come before the Meeting or any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE SET FORTH IN PROPOSAL 1 BELOW, A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANTS AS SET FORTH IN PROPOSAL 2, AND A VOTE FOR THE APPROVAL OF THE STANDARDS FOR PERFORMANCE-BASED, ANNUAL INCENTIVE AWARD CRITERIA FOR CERTAIN EXECUTIVE OFFICERS UNDER THE COMPANY'S SHORT-TERM INCENTIVE PLAN AS SET FORTH IN PROPOSAL 3.

     Only holders of the Company's Class B common stock of record at the close of business on March 10, 2003 will be entitled to notice of and to vote at the Meeting.

     TO ENSURE A QUORUM, IT IS IMPORTANT THAT YOUR PROXY BE MAILED PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.


                                          By Order of the Board of Directors

March 26, 2003

999 West Big Beaver Road
Troy, Michigan 48084-4782
                                          GEORGE M. REARDON
                                          Secretary

                              KELLY SERVICES, INC.
                            999 WEST BIG BEAVER ROAD
                           TROY, MICHIGAN 48084-4782

                                                                  March 26, 2003

                                PROXY STATEMENT
                      2003 ANNUAL MEETING OF STOCKHOLDERS

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on April 29, 2003 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is March 26, 2003. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or appearing in person at the Meeting any time prior to the exercise of the powers conferred thereby.

     If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of three Directors, designated Proposal 1 on the proxy, FOR the proposal to ratify the selection of independent accountants, designated Proposal 2 on the proxy, FOR the proposal to approve the standards for performance-based, annual incentive award criteria for certain executive officers under the Company's Short-Term Incentive Plan, designated Proposal 3, and on any other matters that properly come before the Annual Meeting in the manner as set forth on the proxy. Abstentions (but not broker non-votes) are counted for purposes of determining a quorum. However, abstentions and broker non-votes are not counted as votes cast in the tabulation of votes on any matter submitted to stockholders.

     Stockholders on the record date will be entitled to one vote for each share held.

     At the close of business on March 10, 2003, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,477,143 shares of the Class B common stock, having a par value of $1.00. Class B common stock is the only class of the Company's securities with voting rights.

     The cost of soliciting proxies shall be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

     Set forth in the following table are the beneficial holdings on February 1, 2003, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

                                                                     Number of Shares         Percent
                    Name and Address of                               and Nature of              Of
                     Beneficial Owners                          Beneficial Ownership(a)(b)    Class(b)
                    -------------------                         --------------------------    --------
T. E. Adderley..............................................           3,214,566(c)(d)          92.4
  999 W. Big Beaver Road
  Troy, Michigan 48084
Bank One Corporation........................................             192,869(e)              5.5
  One First National Plaza
  Chicago, Illinois 60670

(a) Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b) Because Securities and Exchange Commission attribution rules require stock held in trust to be treated as beneficially held by each co-trustee sharing voting power for the stock, the 192,869 shares reported as being beneficially owned by Bank One Corporation are also included in the 3,214,566 shares reported by T.E Adderley.

(c) Includes 952,100 shares directly held; 2,189,840 shares in the William R. Kelly Trust of which Mr. Adderley is a co-trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; 625 shares held in five separate trusts of which he is co-trustee with shared voting and investment power, in which he has no equity interest; and 176 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(d) Because of the shares in the William R. Kelly Trust of which he is a co-trustee with Bank One Corporation and his own substantial stockholdings, Mr. Adderley may be deemed to be a "control person" of the Company under applicable regulations of the Securities and Exchange Commission.

(e) Based upon a report filed by Bank One Corporation with the Securities and Exchange Commission on Schedule 13G dated February 5, 2003 and upon subsequent information received from Bank One Corporation upon which the Company relies for the information presented. The report indicates that the 192,869 shares of Class B common stock held by Bank One Corporation are categorized as follows with respect to voting power and investment power:
    Voting Power: sole voting power 108,782; shared voting power 72,450; no voting power 11,637; Investment Power: sole investment power 11,637; shared investment power 181,232.

     Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 1, 2003, on the basis described above, of each director and all directors and officers as a group.

                                                Class A Common Stock                 Class B Common Stock
                                        ------------------------------------   ---------------------------------
                                           Number of Shares                      Number of Shares
                                             and Nature of        Percent of      and Nature of       Percent of
              Directors                 Beneficial Ownership(a)     Class      Beneficial Ownership     Class
              ---------                 -----------------------   ----------   --------------------   ----------
T. E. Adderley........................        14,870,878(b)          46.1           3,214,566(c)         92.4
C. T. Camden..........................           220,707             *                    100            *
M. A. Fay, O.P. ......................            18,206             *                      0            *
C. V. Fricke..........................            22,266             *                    781            *
V. G. Istock..........................            20,349             *                    875            *
B. J. White...........................            18,974             *                      0            *
All Directors and Executive Officers
  as a Group..........................        15,552,276             48.2           3,216,422            92.5

 *  Less than 1%

(a) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include:
    448,500 for T. E. Adderley; 171,336 for C. T. Camden; 14,500 for M. A. Fay; 14,500 for C. V. Fricke; 14,500 for V. G. Istock; 14,500 for B. J. White; 47,502 for M. L. Durik; 109,502 for W. K. Gerber; 46,268 for G. M. Reardon; and 90,502 for A. G. Grimsley.

(b) Includes 1,116,852 shares directly held; 11,197,337 shares in the William R. Kelly Trust of which Mr. Adderley is co-trustee and has sole investment power and has shared voting power with Bank One Corporation, the other co-trustee; 310,612 shares in an irrevocable trust, of which he is a beneficiary; 2,223,961 shares held in eleven separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; 20,978 shares held by Mr. Adderley and his wife as custodian for certain of his minor children under the Michigan Uniform Gifts to Minors Act, in which he has no equity interest; 1,138 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(c) See footnotes (c) and (d) to first table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any person holding more than 10% of the common stock (collectively, the "Reporting Persons") are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certification received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been timely filed with the Securities and Exchange Commission for 2002.

                               BOARD OF DIRECTORS

     The business, property and affairs of the Company are managed by the Board of Directors, which establishes broad corporate policies and performance objectives but does not actively manage the day-to-day operations. Regular meetings of the Board of Directors are held in each quarter and special meetings are scheduled when required. The Board held five meetings during the last fiscal year.

     The Board of Directors has a standing Audit Committee, composed of M. A. Fay, C. V. Fricke, V. G. Istock, and B. J. White, which held six meetings in 2002. The Audit Committee's purpose is to review the scope of the work and fees of the independent accountants and to review with the independent accountants their report or opinion on the Company's financial statements.

     The Compensation Committee, whose functions are described in the Compensation Committee Report on page 5 of this Proxy Statement, held four meetings in 2002 and is composed of M. A. Fay, C. V. Fricke, V. G. Istock, and
B. J. White. During 2002 the Board of Directors did not have a nominating committee.

     All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees on which each served.

                           COMPENSATION OF DIRECTORS

     Directors of the Company who are not salaried officers are paid an annual fee of $50,000 (consisting of a $25,000 cash retainer fee and a stock award worth $25,000), a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $800 for each meeting of a committee of the Board of Directors attended. The $25,000 stock award portion of the annual fee is made under the Non-Employee Director Stock Award Plan approved by the stockholders in 1995, as amended on May 14, 2001, from which each non-officer Director receives an annual grant of shares of the Company's Class A common stock equal in value to the Director's annual cash retainer fee.

     On May 10, 1999, the stockholders approved the adoption of the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan, under which the Board of Directors from time to time may make discretionary grants of options to purchase shares of Class A common stock to non-employee directors. In 2002, the Board granted to each non-employee director an option to purchase 1,500 shares of Class A common stock at the Fair Market Value of the stock on the day of the grants. Each of these 10-year options vests in thirds on the first day of January of each of the three years immediately following the grant.

                         COMPENSATION COMMITTEE REPORT
                        COVERING EXECUTIVE COMPENSATION

     The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors, consisting of B. J. White, M.
A. Fay, C. V. Fricke, and V. G. Istock, each of whom is an independent director. The Committee has responsibility for review and final approval of all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2002, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Performance Incentive Plan (the Company's long-term incentive plan) and makes recommendations with respect to granting awards under such Plan subject to review and approval by a majority of the full complement of those members of the Board of Directors who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission.

COMPENSATION PRINCIPLES

     The philosophy underlying the Company's executive compensation program has the following goals: (a) to align key executive and management employees with the Company's strategic and financial objectives; (b) to attract and retain a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote appreciation of the common interests of stockholders, executives, and key management employees.

     Total compensation is directly related to the successful achievement of the Company's performance objectives. Short-term objectives are established on an annual basis, the achievement of which is rewarded annually. Long-term objectives are linked to a multiple year performance period, the achievement of which will be rewarded accordingly. All compensation, other than stock options and restricted stock awards, whether in the form of salary, short-term incentive awards, grants of performance shares, or cash equivalents, are based on successful accomplishment of periodically established objectives reflecting the Company's business and financial goals. Performance objectives, which are identified as short or long-term, provide standards for the measurement of Company and unit performance. Some performance objectives are Company-wide; others will vary, depending on individual responsibilities, groups of employees, or particular projects and plans.

     The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code and related regulations. However, tax deductibility is only one of many factors that must be considered in any final decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation programs.

     The Company also seeks to encourage substantial stock ownership by the Company's senior executives so as to align their interests more closely with the stockholders' interests. In order to do so, the Committee has approved share ownership guidelines as objectives to be worked toward by these executives. The guideline for the Chairman and Chief Executive Officer is ownership of shares having a value five times his base salary; for the President and Chief Operating Officer, the guideline is four and a half times his base salary; for executive vice presidents, the guideline is four times base salary; and for senior vice presidents, the guideline is three times base salary.

     The following is a discussion of the major elements of the Company's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 2002 compensation of Mr. Adderley as the Company's Chairman and Chief Executive Officer.

ANNUAL COMPENSATION

     Annual cash compensation for executive officers consists of base salaries and cash incentive bonuses.

     Base salaries for executive officers are targeted to be competitive with the marketplace, identified by national surveys of executive compensation in which the Company periodically participates and which are recognized as credible within the professional field of compensation management. Because the Company competes to recruit executive-level personnel from many industries and not just from the staffing industry, the companies included in the surveys referred to above are not the same as those included in the Peer Group Index used in this Proxy Statement for performance graph purposes. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

     Competitive assessments include reviewing salary survey data of comparative companies, not necessarily in the staffing industry, and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary for all officers.

     April 1 has been the customary point in each year when the base salaries of all staff employees of the Company are reviewed and possibly increased. In April 2002, the Committee considered whether economic conditions would warrant the customary annual salary increases for Company personnel, including Company officers. The Committee concluded that then-current conditions would not warrant any general annual increase, subject to exceptions for special circumstances; and that recommendation was followed by the Company. Accordingly, the Committee also recommended that Mr. Adderley's salary for the year following April 2002 should remain unchanged at the rate set by the Committee in April of 2001, which was $830,000 per year.

     Certain newly-hired executives were paid predetermined cash bonuses for 2002 as a recruiting inducement. All other 2002 cash bonuses to executive officers (including Mr. Adderley) were subject to the terms of the Company's Short-Term Incentive Plan. In accordance with that plan, in the first quarter of 2002 the Committee established target and threshold goals relating to corporate diluted earnings per share and a payout schedule for each executive showing a range of potential bonus amounts the executive could receive under the plan, which depended on the extent to which the Company's actual 2002 diluted earnings per share met or exceeded the threshold. The entire potential bonus for Mr. Adderley and for each other named executive officer was tied solely to this objectively determinable standard. The potential bonuses for other executive participants in the Plan were tied partially to this corporate earnings standard and partially to other performance goals, which also were established by the Committee in the first quarter of the year and were set in light of the particular functions and responsibilities of the individual executives.

     The Company's actual earnings per share for the year 2002 exceeded the payout threshold the Committee had established for the year. Payment of bonuses was made based on the pre-established schedule for the level of earnings per share actually achieved. After the end of the year, the Committee approved a $211,000 cash bonus for Mr. Adderley, based entirely on the earnings per share schedule.

LONG-TERM COMPENSATION

     The long-term incentive compensation for executive officers can consist of cash and stock-based awards made under the Company's Performance Incentive Plan. Non-Qualified Stock Options, Incentive Stock Options, and, in the case of certain executives, Restricted Stock Awards, are currently the only type of awards outstanding under the Performance Incentive Plan.

     During 2002, there was a review of compensation components for chief executive officers in companies of similar size. As a result of that review, the Committee during 2002 recommended that Mr. Adderley be awarded a Non-Qualified Stock Option to purchase 45,000 shares of Class A common stock, in accordance with the parameters of competitive practice. These stock options vest over a three-year period.

     The decision to grant stock options is considered periodically by the Committee during each year. Grants may be given to new hires, employees promoted to new positions, and other key managers and executives as deemed appropriate by the Committee. Grant size is determined based on a guideline of option shares for each management level that is generally competitive with the median level of grants awarded by companies of similar size.

     In 2002, Mr. Adderley and the other most senior officers of the Company were granted Restricted Shares of the Company's Class A common stock under the Company's Performance Incentive Plan. These Restricted Shares vest over a three year period. Mr. Adderley received a Restricted Share Award totaling 7,200 shares.

CONCLUSION

     The Committee believes that the Company's executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating executives as well as maintaining an appropriate focus on increasing stockholder value.
                                          B. J. WHITE, Chair
                                          M. A. FAY, O.P.
                                          C. V. FRICKE
                                          V. G. ISTOCK

                         REPORT OF THE AUDIT COMMITTEE

ORGANIZATION

     The Audit Committee of the Board of Directors is composed of four independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors on May 15, 2000 and amended by the Board of Directors on February 6, 2003, a copy of the fully amended charter is attached hereto as Exhibit A. The current members of the Audit Committee are C.
V. Fricke (Chair), B. J. White, M. A. Fay, and V. G. Istock.

PRIMARY FUNCTION

     The primary function of the Audit Committee is to oversee the audit process and provide assistance to the Board of Directors in fulfilling its responsibilities relating to the corporate accounting and reporting practices. In addition, the Audit Committee shall review other financial matters as delegated by the Board of Directors.

PRE-APPROVAL POLICY

     The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent accounts prior to their engagement by the Company. The policy is further described in the Audit Committee Charter attached as Exhibit A hereto.

REVIEW AND INDEPENDENT ACCOUNTANTS

     The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with the Company's management and with PricewaterhouseCoopers LLP, the Company's independent accountants for fiscal year 2002. The Audit Committee has discussed with its independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees."

     The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed the same with PricewaterhouseCoopers LLP, including their independence.

RECOMMENDATION

     Based upon the forgoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, and be filed with the U.S. Securities and Exchange Commission.

     This report is submitted by the Audit Committee of the Board of Directors.

                                          C. V. FRICKE, Chair
                                          B. J. WHITE
                                          M. A. FAY, O. P.
                                          V. G. ISTOCK

                             AUDIT AND RELATED FEES

AUDIT FEES

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements for the years ended December 29, 2002 and December 30, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $681,300 and $605,000 respectively.

AUDIT RELATED FEES

     For the years ended December 29, 2002 and December 30, 2001, fees for professional services rendered by PricewaterhouseCoopers in connection with audits of employee benefit plans and internal control reviews totaled $26,500 and $92,500 respectively.

TAX FEES

     For the years ended December 29, 2002 and December 30, 2001, fees for professional services rendered by PricewaterhouseCoopers in connection with tax compliance, tax planning, and advice totaled $606,643 and $350,170 respectively.

ALL OTHER FEES

     For the year ended December 29, 2002, fees for professional legal services rendered by an affiliate of PricewaterhouseCoopers in Hungary totaled $5,463. For the year ended December 30, 2001, PricewaterhouseCoopers rendered no professional services to the Company other than those professional services described above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Company's last three fiscal years:

                                                                      Long-Term Compensation
                                                             -----------------------------------------
                                       Annual Compensation            Awards               Payouts
                                       -------------------   ------------------------   --------------
                                                                             Number
                                                             Restricted    of Shares      Long-Term
           Name and                                             Share      Underlying   Incentive Plan      All Other
      Principal Position        Year    Salary     Bonus     Award(s)(1)    Options       Payouts(2)     Compensation(3)
      ------------------        ----    ------     -----     -----------   ----------   --------------   ---------------
T. E. Adderley................  2002   $830,000   $211,000    $161,280       45,000        $      0          $45,650
  Chairman and                  2001    817,500          0     596,160       45,000               0           69,162
  Chief Executive Officer       2000    800,000    440,000     432,000       90,000         209,834           85,800

C. T. Camden..................  2002   $700,000   $147,000    $107,520       25,000        $      0          $38,500
  President and                 2001    655,000          0     384,640       75,000               0           48,840
  Chief Operating Officer       2000    600,000    233,000     240,000       40,000          87,431           49,500

W. K. Gerber..................  2002   $570,000   $ 94,000    $ 67,200       15,000        $      0          $31,350
  Executive Vice President      2001    561,667          0     252,160       15,000               0           41,671
  and Chief Financial Officer   2000    550,000    196,000     192,000       30,000               0           48,000

M. L. Durik...................  2002   $508,333   $ 83,000    $ 67,200       15,000        $      0          $ 7,625
  Executive Vice President,     2001    487,500          0     252,160       15,000               0            9,443
  Human Resources               2000    440,000    142,000     144,000       30,000               0           10,800

A. G. Grimsley................  2002   $430,000   $ 70,000    $ 67,200       15,000        $      0          $23,650
  Executive Vice President,     2001    410,000          0     252,160       15,000               0           33,550
  US Commercial                 2000    340,500    200,000     144,000       30,000          52,459           31,830

(1) Restricted Shares of the Company's Class A common stock were awarded in February 2002, March 2001, August 2001, and March 2000. The shares awarded vest in three equal annual installments beginning one year after the date of grant. The above amounts represent the fair market value of the entire award for each executive officer at the grant date. The number of shares awarded in 2002 were: T.E. Adderley, 7,200; C.T. Camden, 4,800; W.K. Gerber, 3,000; M.L. Durik 3,000; and A.G. Grimsley, 3,000. The number of shares awarded in 2001 were: T. E. Adderley, 22,500; C. T. Camden, 14,500; W. K. Gerber, 9,500; M. L. Durik, 9,500; and A. G. Grimsley, 9,500. The number of shares awarded in 2000 were: T. E. Adderley, 18,000; C. T. Camden, 10,000; W. K. Gerber, 8,000; M. L. Durik, 6,000; and A. G. Grimsley, 6,000.

    At the last business day of the Company's 2002 fiscal year the aggregate number of unvested Restricted Shares of the Company's Class A common stock held by the executive officers named in the Summary Compensation Table and the value of these shares, based upon the $25.095 per share closing price of the Company's Class A common stock on that date, were as follows:

                          Name                              No. of Shares     Value
                          ----                              -------------     -----
T. E. Adderley..........................................       28,200        $707,679
C. T. Camden............................................       17,800         446,691
W. K. Gerber............................................       13,000         326,235
M. L. Durik.............................................       12,333         309,497
A. G. Grimsley..........................................       11,333         284,402

(2) Value of shares received in each year for the three year performance period ending December 31 of the year preceding the year in which the shares were received.

(3) Represents Company contributions to non-qualified defined contribution/deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan.

OPTION GRANTS IN 2002

     The following table shows all grants of all Non-Qualified Stock Options and Incentive Stock Options to the officers named in the Summary Compensation Table above in 2002. The exercise price of all such options was the fair market value on the date of grant. One third (1/3) are exercisable one year after the grant date with an additional one third (1/3) exercisable on each of the next two anniversary dates. Upon exercise of an option, an officer purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the officer.

                                  Individual Grants
--------------------------------------------------------------------------------------
                         Number                % of Total                                    Potential Realizable Value at
                       of Shares                Options                                      Assumed Annual Rates of Stock
                       Underlying              Granted to                                Price Appreciation for Option Term(1)
                        Options     Option     Employees      Exercise or   Expiration   --------------------------------------
        Name            Granted      Type    in Fiscal Year   Base Price       Date       0%           5%               10%
        ----           ----------   ------   --------------   -----------   ----------    --           --               ---
T. E. Adderley.......    45,000       NQ          9.80          $22.40       02/12/12     $0        $633,926        $1,606,492
C. T. Camden.........     4,000      ISO                        $22.40       02/12/12     $0        $ 56,349        $  142,799
                         21,000       NQ                        $22.40       02/12/12      0         295,832           749,696
                       ----------                                                        ----       ---------       -----------
                         25,000                   5.44                                    $0        $352,181        $  892,495
W. K. Gerber.........     4,000      ISO                        $22.40       02/12/12     $0        $ 56,349        $  142,799
                         11,000       NQ                        $22.40       02/12/12      0         154,960           392,698
                       ----------                                                        ----       ---------       -----------
                         15,000                   3.27                                    $0        $211,309        $  535,497
M. L. Durik..........     4,000      ISO                        $22.40       02/12/12     $0        $ 56,349        $  142,799
                         11,000       NQ                        $22.40       02/12/12      0         154,960           392,698
                       ----------                                                        ----       ---------       -----------
                         15,000                   3.27                                    $0        $211,309        $  535,497
A. G. Grimsley.......     4,000      ISO                        $22.40       02/12/12     $0        $ 56,349        $  142,799
                         11,000       NQ                        $22.40       02/12/12      0         154,960           392,698
                       ----------                                                        ----       ---------       -----------
                         15,000                   3.27                                    $0        $211,309        $  535,497

(1) The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. As shown in the 0% column above, no gain to the named officers or all employees is possible without appreciation in the price of the Company's common stock, which will benefit all stockholders. For example, with respect to the grants expiring on February 12, 2012, in order for any of the named officers to realize the potential values set forth in the 5% and 10% columns in the table above with respect to the exercise price of $22.40 (the fair market value on the date of the grant), the price per share of the Company's Class A common stock would have to be approximately $36.49 and $58.10, respectively, as of the expiration date of their options.

OPTION EXERCISES DURING 2002 AND YEAR-END OPTION VALUES

     The following table shows stock option exercises during 2002 by each of the officers named in the Summary Compensation Table and the value of unexercised options at fiscal year end 2002:

                                                                     Number of
                                                                 Shares Underlying              Value of Unexercised
                                                                Unexercised Options                 In-the-Money
                                Number of                           at Year End                 Options at Year End
                             Shares Acquired     Value      ----------------------------    ----------------------------
          Name                 on Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
          ----               ---------------    --------    -----------    -------------    -----------    -------------
T. E. Adderley...........           0              $0         379,100         151,900        $ 81,405        $181,260
C. T. Camden.............           0              $0         139,502         108,498        $103,543        $230,232
W. K. Gerber.............           0              $0          90,751          59,249        $ 27,581        $ 60,569
M. L. Durik..............           0              $0          35,001          44,999        $ 16,425        $ 56,850
A. G. Grimsley...........           0              $0          69,401          48,599        $ 25,350        $ 59,825

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR TABLE

     There were no performance share awards made by the Company in 2002 under the Company's Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table shows the number of securities of the Company that can be issued upon the exercise of outstanding options, warrants and rights, the weighted-average of exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under the Company's equity compensation plans as of the fiscal year end for 2002.

                                                                                            Number of securities
                                                                                          remaining available for
                                                                                        future issuance under equity
                                       Number of securities to     Weighted-average          compensation plans
                                       be issued upon exercise    exercise price of        (excluding securities
                                       of outstanding options,   outstanding options,         reflected in the
            Plan Category                warrants and rights     warrants and rights          first column)(2)
            -------------              -----------------------   --------------------   ----------------------------
Equity compensation plans approved by
  security holders(1)................         2,673,000                 $26.04                   1,133,000
Equity compensation plans not
  approved by security holders(3)....                 0                      0                           0
                                              ---------                 ------                   ---------
Total................................         2,673,000                 $26.04                   1,133,000

(1) The equity compensation plans of the Company approved by the Company's security holders include the Company's Performance Incentive Plan and the Company's Non-Employee Director Stock Option Plan.

(2) The Performance Incentive Plan provides that the maximum number of shares available for grants is 10 percent of the outstanding Class A common stock, adjusted for plan activity over the preceding five years.

(3) The Company has no equity compensation plans that have not been approved by its security holders.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Company's Class A common stock with that of a Peer Group Index and the S&P MidCap 400 Index for the five years ended December 31, 2002. The graph assumes an investment of $100 on December 31, 1997 and that all dividends were reinvested. The Peer Group Index consists of the following publicly traded staffing services companies: CDI Corp., Manpower Inc., and Spherion Corporation.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 DECEMBER 2002

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                                          1997       1998       1999       2000       2001       2002
-----------------------------------------------------------------------------------------------------------
 KELLY SERVICES, INC.                    $100.00    $108.97     $89.29     $87.56     $83.98     $96.33
-----------------------------------------------------------------------------------------------------------
 S&P MIDCAP 400 INDEX                    $100.00    $119.11    $136.34    $160.56    $159.59    $136.41
-----------------------------------------------------------------------------------------------------------
 PEER GROUP INDEX                        $100.00     $70.61     $93.80     $74.82     $68.57     $65.60
-----------------------------------------------------------------------------------------------------------

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                             ELECTION OF DIRECTORS
                                   PROPOSAL 1

     The Board of Directors is divided into three classes with each class elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of Directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at six (6).

     The Board of Directors recommends that the nominees named below be elected to serve as Directors. The nominees will serve for a three (3) year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ended January 1, 2006.

     The shares represented by the enclosed form of proxy, when properly executed by a stockholder of record, will be voted at the Annual Meeting, or any adjournment thereof, as designated thereon if unrevoked at the time of the Meeting. If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Meeting. The Director will be elected by a majority of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Meeting.

     The name and age (as of March 1, 2003) of the nominee and of each person whose term of office as a Director will continue after the Meeting, their present occupations or employment during the past five years and other data regarding them, based upon information received from the respective individuals, are hereinafter set forth:

                                   Year of                                                            Year First
                                Expiration of                        Principal                        Elected as
         Name and Age           Elective Term                        Occupation                        Director
         ------------           -------------                        ----------                       ----------
                     NOMINEES FOR ELECTION AS DIRECTOR TO BE ELECTED FOR A THREE-YEAR TERM
M. A. Fay, O. P. ..............     2003        President of the University of Detroit Mercy;            1997
  Age 68                                          Director of Bank One Corporation. Formerly:
                                                  Director of First Chicago NBD Corporation.
C. V. Fricke...................     2003        Professor Emeritus, University of Michigan-Dearborn.     1978
  Age 74
V. G. Istock...................     2003        Retired Chairman/President of Bank One Corporation;      1991
  Age 62                                          Director of Masco Corporation. Formerly: Chairman,
                                                  President and Chief Executive Officer of First
                                                  Chicago NBD Corporation; Chairman and Chief
                                                  Executive Officer of First National Bank of
                                                  Chicago; Chairman and Chief Executive Officer of
                                                  NBD Bank, Michigan; Director of Bank One
                                                  Corporation and First Chicago NBD Corporation;
                                                  Director of Federal Reserve Bank of Chicago.

                                   Year of                                                            Year First
                                Expiration of                        Principal                        Elected as
         Name and Age           Elective Term                        Occupation                        Director
         ------------           -------------                        ----------                       ----------
                                         DIRECTORS CONTINUING IN OFFICE
T. E. Adderley(a)..............     2004        Chairman (1998) and Chief Executive Officer of the       1962
  Age 69                                          Company and past President of the Company;
                                                  Director of DTE Energy Company. Formerly: Director
                                                  of First of Chicago NBD Corporation and Director
                                                  of Detroit Edison Company.
B. J. White....................     2005        Managing Director, Fred Alger Management. Inc.;          1995
  Age 55                                          Trustee of Equity Residential Properties Trust,
                                                  Inc. and the mutual funds of Fred Alger Management
                                                  Company; Director of Gordon Food Service, Inc. and
                                                  of Kaydon Corporation. Formerly: Interim
                                                  President, University of Michigan; Dean, Wilbur K.
                                                  Pierpont Collegiate Professor and Professor of
                                                  Business Administration of the University of
                                                  Michigan Business School; Director of Union Pump
                                                  Company, Inc. and of Three-D Departments, Inc.
C. T. Camden(b)................     2005        President and Chief Operating Officer (2001) of the      2002
  Age 48                                          Company. Formerly: Executive Vice President and
                                                  Chief Operating Officer (2001), Executive Vice
                                                  President of Operations, Sales and Marketing
                                                  (1997), and Senior Vice President Sales and
                                                  Marketing (1995) of the Company.

(a) Mr. Adderley is a director and executive officer of virtually all subsidiaries of the Company.

(b) Mr. Camden is a director and executive officer of virtually all subsidiaries of the Company.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
                                   PROPOSAL 2

     The Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the current fiscal year ending December 28, 2003, subject to ratification by the stockholders. This firm has served as independent accountants for the Company for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions. Fees paid to PricewaterhouseCoopers LLP for fiscal year 2002 are set forth on page 9 of the Proxy Statement under the heading Audit and Related Fees.

     It is recommended by the Board of Directors that the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2003 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2003.

     The proposal to ratify the appointment of PricewaterhouseCoopers LLP will be carried if it receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting.

                           APPROVAL OF STANDARDS FOR
               PERFORMANCE-BASED, ANNUAL INCENTIVE AWARD CRITERIA
                    FOR CERTAIN EXECUTIVE OFFICERS UNDER THE
                      COMPANY'S SHORT-TERM INCENTIVE PLAN
                                   PROPOSAL 3

DESCRIPTION OF THE STIP PLAN

     In 1993 the Board of Directors replaced the Company's former Executive Bonus Plan with an annual cash award plan, the Short-Term Incentive Plan ("STIP"), which is designed to provide incentive awards to certain officers and other management-level employees based on their contributions to the Company's growth and profitability. Participants in the plan are selected by authority of the Compensation Committee, delegated in some instances to the Company's chief executive officer. When the performance objectives of a fiscal year are met, bonus payments are made early in the following fiscal year.

     The STIP generally requires that at least one of the performance goals established by the Compensation Committee of the Board of Directors each year be a quantitatively measured Company performance objective. The Plan also gives the Committee discretion to establish other goals, the achievement of which may require subjective assessment. The Board of Directors believes that this flexibility generally afforded the Compensation Committee under the STIP is beneficial and in the best interest of the Company and its stockholders.

BACKGROUND FOR THE PROPOSAL; DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code, as amended in 1993, establishes a limit of $1,000,000 per year on the tax deductibility of annual compensation paid to the chief executive officer and the next four highest-paid executive officers of a public company, unless such compensation is "performance-based" and certain conditions are met. These conditions include:
(1) that an award under an incentive plan be objectively determinable based on a performance standard or standards; (2) that the nature of the standards, the executives covered, and individual award maximums be approved by the Company's stockholders at least once every five years; and (3) that changes in any of these conditions be approved by the stockholders.

     After Section 162(m) regulations were issued, certain changes were made in the STIP and approved by the Company's stockholders at the Company's 1995 Annual Meeting to conform the STIP to those regulations.

     In March 1998, the Board of Directors further amended the STIP, as it applies to those executives whose STIP incentive awards are subject to the provisions of Section 162(m) ("Named Officers"). These changes were intended to afford the Compensation Committee greater flexibility in fashioning STIP awards for the Named Officers while keeping in mind the deduction limits imposed by
Section 162(m). These amendments were approved by the Company's stockholders at the Company's 1998 Annual Meeting.

DEFINITION OF NAMED OFFICERS

     Under the STIP, Named Officers are the Company's chief executive officer and, for any given year, each executive officer at or above the senior vice president level who is determined by the Compensation Committee to be an executive likely to be named in the Summary Compensation Table of the Company's proxy statement for the next year's Annual Meeting of Stockholders.

PROPOSED CONTINUED STIP CRITERIA FOR NAMED OFFICERS

     The STIP criteria for Named Officers have been as follows for STIP Plan years 1998 through 2002:

        "During the first quarter of each year the Committee shall consider the establishment of a Plan target award, expressed as a percentage of eligible salary, for each of the Named Officers.

        "The Committee shall next establish objective performance standards for the corporate and/or divisional/departmental portions of the awards, and determine what percentage of the target award, if any, will be based on each such objective performance standard.

        "The Committee will select one or a combination of the following as objective performance standards: pre-tax or after tax corporate earnings for the year or the equivalent of such amounts in basic or diluted earnings per share, sales, gross profit, earnings from operations, net operating profit after taxes above the cost of capital, market share, customer satisfaction, quality metrics, shareholder value and return on assets, investment or equity.

        "The Committee shall also specify during the first quarter which, if any, types or categories of extraordinary, unusual, non-recurring or other items of gain or loss shall be excluded or otherwise not taken into account when actual corporate or divisional/departmental results are calculated.

        "The Committee will finally establish an award payout schedule based upon the extent to which the objective performance standard(s) is or is not achieved or exceeded.

        "The Committee retains the right in its discretion to reduce an award based on Company, divisional/departmental or individual performance, but will have no discretion to increase any award so calculated.

        "In addition to awards based on quantitatively determinable performance standards, the Committee may, in its discretion and acting in the best interests of the Company, set one or more other incentive goals for a portion or all of a Named Officer's Plan award, the achievement of which need not be quantitatively determinable but, instead, may require subjective assessments of the quality of performance to which the goals relate ("qualitative performance standards"). If a qualitative performance standard is established with respect to a Named Officer's Plan target award, the Committee shall specify at the time of the award what percentage of the total award will be based on that objective. The Committee will, however, have discretion to increase or decrease that portion of an award which does not qualify for the performance-based exclusion from the Section 162(m) cap on compensation deductibility.

        "In no event shall the total annual Plan award to a Named Officer, including the non-performance-based portion, exceed $2,000,000 a year."

     In February of 2003, the Board of Directors amended the Plan solely by extending the term for application of the criteria reproduced above to STIP Plan years 2003 through 2007. This proposal seeks stockholder approval for that extension.

2003 AWARDS TO NAMED OFFICERS

     Consistent with the criteria described above, the Compensation Committee, in the first quarter of 2003, designated the Named Officers for 2003, who are the same officers shown in the Summary Compensation Table of this proxy statement. The Committee also determined the target incentive award for each Named Officer, established the 2003 earnings per share performance standard and the percentage of the 2003 target award each Named Officer may receive under the STIP if that performance standard is achieved, and approved a schedule of possible STIP payouts for 2003 ranging from zero percent (if the specified earnings per share threshold is not achieved) to the maximum percent of each Named Officer's target award salary percentage, depending on the extent to which actual earnings per share are less or more than the target amount. Because of the contingent nature of the performance criteria and the potential for base salaries of Named Officers to be changed during 2003 pursuant to the Company's regular merit increase process, the actual amount (if any) that any executive officer will receive for 2003 performance (or for performance in any later year) is not now determinable.

EFFECT OF STOCKHOLDER APPROVAL; SUBSEQUENT AMENDMENTS

     The Board believes that if the continued STIP criteria are approved as proposed, the full amount of each STIP award to a Named Officer for quantitatively determinable standards will continue to qualify as performance-based compensation excluded from Section 162(m)'s deduction limits. Under the current Section 162(m) regulations, any STIP awards paid in a given year to any of the five executives then covered by that section for achievement of qualitative performance standards will not be excluded from the section's $1,000,000-per-executive annual deduction limit. However, Section 162(m) only affects the deductibility of that portion of non-excluded compensation which exceeds $1,000,000; it has no effect on the deductibility of non-excluded compensation at or below that amount.

     Assuming stockholder approval of the proposed continued criteria, the current Section 162(m) regulations will permit the Compensation Committee to use any or all of the expanded range of criteria for quantitatively determinable STIP awards that are deductible for up to five years (that is, through 2007) without seeking further stockholder approval of those criteria. The Board also may terminate the STIP at any time and may further amend it from time to time, with or without stockholder approval. However, any amendment that, within the meaning of the Section 162(m) regulations, would materially change the "employees covered," the "performance measures," or the "maximum award" payable would be subject to stockholder approval to assure the deductibility of the payments following such amendments.

EFFECT OF NON-APPROVAL

     If the proposed criteria are not approved by the stockholders, the STIP awards for Named Officers that have been conditioned on stockholder approval will not be made. However, the Compensation Committee, acting within its delegated authority, will continue from time to time to consider how best to structure the compensation of these and other executive officers of the Company, which compensation may include non-STIP incentive bonuses to such officers for achievement of performance objectives set by the Committee.

REQUIRED VOTE

     The proposal to approve the performance-based annual incentive compensation criteria will be carried if it receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called "broker non-vote" will not be considered present, but any shares for which an abstention is registered will be considered present. In other words, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote "Against" the proposal.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than November 28, 2003.

                                 OTHER MATTERS

     At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Meeting. If any other matters do properly come before the Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

     A copy of the Company's printed Annual Report as of December 29, 2002, the close of the Company's latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

     It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.
                                          By Order of the Board of Directors

                                          GEORGE M. REARDON
                                          Secretary

                                   EXHIBIT A

                              KELLY SERVICES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

ORGANIZATION

     The Audit Committee shall be comprised of at least three outside Directors who meet the independence criteria relating to audit committee members set forth in the applicable requirements of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

     Audit Committee members will meet the requirements of the Nasdaq Stock Market relating to the financial literacy and experience of audit committee members. At least one member of the Audit Committee shall qualify as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The board of directors must determine that such a person has all of the following attributes:

     - An understanding of Generally Accepted Accounting Principles (GAAP).

     - The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves.

     - Experience in preparing, auditing, analyzing or evaluating financial statements that present a level of complexity of accounting issues that are generally comparable to those expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities.

     - An understanding of internal controls and procedures for financial reporting.

     - An understanding of audit committee functions.

STATEMENT OF POLICY

     The primary function of the Audit Committee is to oversee the audit process and provide assistance to the Board of Directors in fulfilling its responsibilities relating to the corporate accounting and reporting practices. In addition, the Audit Committee shall review other financial matters as delegated by the Board of Directors.

RESPONSIBILITIES

     1. Review and approve the audit scope, services, fees and term of appointment of the independent public accountants for auditing of the financial records of the Company and its subsidiaries, and make recommendations to the Board regarding such matters.

     2. Approve all audit and non-audit services of the independent public accountants prior to engagement by the Company. Such pre-approval may be delegated the Chair of the Audit Committee so long as all such pre-approvals are presented to the full Audit Committee at a regularly scheduled meeting.

     3. Consider in consultation with the independent accountants and the Vice President of Internal Audit, the audit scope and plan of external and internal audits, the involvement of the internal auditors in the audit examination, and the independent auditor's responsibility under generally accepted auditing standards.

     4. Receive periodic reports from the independent accountants and the Internal Audit Department on their activities and assessment of the Company's compliance with, and the adequacy of existing internal controls.

     5. Obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the company that may bear on the independence of such accountants and obtain a written statement from the independent accountants confirming their independence at least annually.

     6. Review with management and the independent accountants:

     - The Company's quarterly and annual financial statements including the quarterly reports on Form 10-Q and the annual report on Form 10-K filed with the Securities and Exchange Commission.

     - The independent accountants' audit of the financial statements and their associated report, including any opinions rendered in connection with the financial statements. This includes any related management letter, and management's response to the recommendations.

     - Any significant changes required in the independent accountants' audit plan.

     - Any serious difficulties encountered in the conduct of the audit or disputes with management during the audit.

     7. Review with management and the Vice President of Internal Audit:

     - Significant findings during the year and management's responses.

     - The Internal Audit Department's audit plan and staffing.

     - The results of their review with respect to officers' expense reports.

     8. Meet with the Vice President of Internal Audit and the independent accountants in separate executive sessions to discuss any sensitive issues.

     9. Establish procedures for the receipt, review and retention of complaints received by the company regarding potential fraud, ethics violations, internal accounting controls, or auditing matters including confidential, anonymous submissions by the Company's employees.

     10. Include in the Company's proxy statement a report on the Company's financial statements, as required by the SEC, that "based on the review and discussion of the audited financial statements with management and the independent auditors, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Commission." In addition, the report must state whether:

     - The audit committee discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     - The audit committee has received from the auditors certain disclosures regarding the auditor's independence required by Independence Standards Board Standard No. 1.

     - The Board of Directors has adopted a written charter for the audit committee (a copy of the charter must be included as an appendix to the Company's proxy statement at least once every three years).

     - The audit committee members are "independent" as defined by the Nasdaq standards.

     11. The Audit Committee shall have the authority and funding to retain special legal, accounting or other consultants to advise the Committee.

     12. The Audit Committee will have such additional duties and responsibilities as may be provided in applicable requirements of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission, as in effect from time to time.

     13. The Audit Committee will review the written Audit Committee Charter annually.

                              KELLY SERVICES, INC.
                            999 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 29, 2003

     The undersigned hereby appoints as Proxies T.E. Adderley, William K.
Gerber and George M. Reardon, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the
"Company") held of record by the undersigned on March 10, 2003 at the Annual
Meeting of Stockholders to be held on April 29, 2003 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR
SUCH PROPOSAL.

--------------------------------------------------------------------------------

         PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
       NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THE BOOKS OF THE
COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER
FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE
THAN ONE NAME APPEARS, A MAJORITY MUST SIGN. IF A CORPORATION, THIS SIGNATURE
SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            /\FOLD AND DETACH HERE/\

          YOU CAN NOW ACCESS YOUR KELLY SERVICES, INC. ACCOUNT ONLINE.

Access your Kelly Services, Inc. shareholder account online via Investor
ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

     -  View account status          -  View payment history for dividends
     -  View certificate history     -  Make address changes
     -  View book-entry information  -  Obtain a duplicate 1099 tax form
                                     -  Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

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
STEP 1:  FIRST TIME USERS - ESTABLISH A PIN       STEP 2: LOG IN FOR ACCOUNT ACCESS       STEP 3: ACCOUNT STATUS SCREEN

You must first establish a Personal               You are now ready to log in. To access  You are now ready to access your
Identification Number (PIN) online by             your account please enter your:         account information. Click on the
following the directions provided in the                                                  appropriate button to view or initiate
upper right portion of the web screen as          - SSN or Investor ID                    transactions.
follows. You will also need your Social           - PIN
Security Number (SSN) or Investor ID              - Then click on the SUBMIT button       -  Certificate History
available to establish a PIN.                                                             -  Book-Entry Information
                                                  If you have more than one account,      -  Issue Certificate
THE CONFIDENTIALITY OF YOUR PERSONAL              you will now be asked to select the     -  Payment History
INFORMATION IS PROTECTED USING SECURE SOCKET      appropriate account.                    -  Address Change
LAYER (SSL) TECHNOLOGY.                                                                   -  Duplicate 1099

-  SSN or Investor ID
-  PIN
-  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

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
                                                                                                                Please
                                                                                                                Mark Here
                                                                                                                for Address  [ ]
                                                                                                                Change or
                                                                                                                Comments
                                                                                                                SEE REVERSE SIDE


Election of Directors    FOR ALL   WITHHOLD   FOR ALL
                                              EXCEPT                                                         FOR   AGAINST  ABSTAIN
01 Maureen A. Fay, O.P.    [ ]        [ ]       [ ]    2. Ratify the appointment of PricewaterhouseCoopers   [ ]     [ ]      [ ]
02 Cedric V. Fricke                                       LLP as independent accountants.
03 Verne G. Istock                                                                                           FOR   AGAINST  ABSTAIN
                                                       3. Approval of standards for performance-based,       [ ]     [ ]      [ ]
                                                          annual incentive award criteria for certain
Instructions: To withhold authority to vote for any       executive officers  under the Company's
individual nominee(s), mark "FOR ALL EXCEPT" and          Short-Term Incentive Plan.
write the name of the nominee(s) in the space
provided below.                                        4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

-----------------------------------------------------     PLEASE BE SURE TO SIGN AND DATE THIS PROXY.







Signature_____________________________________    Signature_____________________________________    Date____________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                      /\ FOLD AND DETACH HERE /\

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